Exhibit 99.1

                             CO- MARKETING AGREEMENT

      This Co-Marketing Agreement is made this 13th day of July 2004, by and between USA Technologies, Inc., a Pennsylvania corporation ("USA"), and
Honeywell DMC Services, L.L.C., a subsidiary of Honeywell International Inc.
("Honeywell").

                                   BACKGROUND

      USA has developed patented, proprietary energy conservation devices known as the Energy Miser product line ("Energy Miser Products"). Honeywell and USA intend to jointly market the Energy Miser Products to Honeywell and USA's customer base, all as more fully set forth herein.

                                    AGREEMENT

      NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

      1. Joint Marketing. USA and Honeywell shall jointly promote and market the
Energy Miser Products to the Utility channel. USA and Honeywell shall initially select and target ten (10) major customers, consisting of five (5) from
Honeywell and five (5) from USA, as the potential first sales target customers for the Energy Miser Products. USA shall work with Honeywell to train
Honeywell's sales force to sell, install and support the Energy Miser Products and shall supply the sales force with appropriate literature and support. The parties intend to conduct joint sales calls, joint proposal development and engage in joint trade show activities and advertising.

      2. Nonexclusive Arrangement. Notwithstanding anything else set forth herein, USA and Honeywell recognize and agree that the relationship set forth herein shall be non-exclusive and either party shall be free to engage in any business activities whatsoever.

      3. Costs. Honeywell customers shall purchase the Energy Miser Products at
USA's standard pricing. Exhibit "A" hereto sets forth the current standard pricing of USA for the Energy Miser Products.

      4. Expenses. Unless otherwise specifically agreed to by the parties, any and all expenses, costs, obligations, or liabilities whatsoever incurred by the parties in connection with the performance of this Agreement shall be borne solely and exclusively by the party incurring such expense, cost, obligation or liability.

      5. Confidentiality.

      A. Except as provided in this Agreement, Honeywell and USA shall not, directly or indirectly, at any time from and after the date hereof, make any use of, exploit, disclose, or divulge to any other person, firm or corporation, any trade or business secret, information, documents, know-how, data, software, method or means, or any other confidential (i.e. not already otherwise disseminated to or available to the public or previously known by either party or becomes available on a non-confidential basis from a source other than a party hereto which is legally entitled to disclose information concerning the
Energy Miser Products and Honeywell's Utility programs and services, learned as a result of, in connection with, through its association with, or through its affiliation with each other, whether or not pursuant to this Agreement.

      B. All documents, data, know-how, designs, inventions, names, method or means, materials, software programs, hardware, configurations, information, or any other materials or data of any kind furnished to Honeywell by USA, or otherwise devised, developed, created, or invented by USA in connection with this Agreement, are and shall remain the sole and exclusive property of the USA, and Honeywell shall have no right or interest whatsoever thereto, including but not limited to any copyright or patent interest whatsoever. If USA requests the return of any such items (including all copies) at any time whatsoever,
Honeywell shall immediately deliver the same to USA.

      6. Proprietary Software. Honeywell acknowledges and agrees that the computer programs, computer software, specifications, data, images, designs, codes, configurations, and sounds ("Software") contained in or utilized by the
Energy Miser Products are proprietary and confidential to USA and protected under United States copyright law. USA shall retain all right, title and interest in and to the Software and the Energy Miser Products.

      7. License. USA shall grant to Honeywell's customers who purchase the
Energy Miser Products a nonexclusive and nonassignable right to use the Software solely in connection with the Energy Miser Products. Neither Honeywell nor its customers shall copy, modify, adopt, translate, merge, reverse engineer, decompile, or disassemble, the Software or the Energy Miser Products, or create any derivative works based on the Software or the Energy Miser Products.

      8. USA Limited Warranty. USA shall for a period of three (3) years following the purchase of the Energy Miser Products by a customer of Honeywell, repair and maintain the Energy Miser Product at no cost to the customer or other third party on an exchange basis, other than shipping. In connection with such limited warranty, USA's entire liability and the customer's or other third party's entire and exclusive remedy shall be limited to repairing and/or replacing the Energy Miser Product. USA's limited warranty shall not apply if the Energy Miser Products have been damaged by improper or unreasonable use, negligence, accident or any other causes unrelated to defective materials and workmanship. However and without any limitation as may be stated in this
Agreement, USA shall indemnify, defend and hold harmless Honeywell and its parent company, Honeywell International Inc. and all their employees and agents from and against any and all claims, suits, damages, losses and expenses arising out of or related to the installation of Energy Miser Products, when Honeywell or its agents have properly installed such products.

THE FOREGOING LIMITED WARRANTY OF USA IS IN LIEU OF ALL OTHER WARRANTIES OF USA,
EXPRESSED OR IMPLIED, ORAL OR WRITTEN, INCLUDING BUT NOT LIMITED TO, THE IMPLIED
WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WHICH ARE
EXPRESSLY DISCLAIMED. NO WARRANTIES, EXPRESS OR IMPLIED, WILL APPLY AFTER THE
THREE-YEAR PERIOD REFERRED TO ABOVE.

      9. No Consequential Damages. In no event shall USA or Honeywell be liable to each other for any direct, incidental, or consequential damages or any damages for loss of profits, business interruption, loss of information, or any pecuniary loss, even if USA or Honeywell has been advised of the possibility of such damages.

      10. Term. This Agreement shall have a term of twelve (12) months commencing on the date hereof.Either party hereto shall have the right to terminate this Agreement by thirty (30) days written notice to the other. In the event of any such termination, the provisions of Sections 5, 6 and 15 shall nevertheless survive.

      11. Relationship of Parties. USA, on the one hand, and Honeywell, on the other, acknowledge and agree that each of them are independent contractors hereunder, and that nothing contained in this Agreement shall deem to have made them partners, joint venturers, or otherwise. In this regard, except as specifically provided otherwise herein, neither of their respective officers, employees, or agents shall be employees, officers, or agents of the other, and neither party shall have the power or the authority to obligate or bind the other, and shall not have the authority to accept orders for products or services on behalf of the other party.

      12. Good Faith. USA and Honeywell shall cooperate with each other in good faith to attempt to resolve any business issues which may arise in the future from time to time. In this regard, the parties shall take any appropriate actions and execute and deliver any appropriate documents which may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

      13. Notices. Any notices or consents required or permitted by this
Agreement shall be in writing and shall be deemed delivered if delivered in person, sent by a recognized national courier or sent by certified mail, postage prepaid, return receipt requested, as follows, unless such address is changed by written notice hereunder:

                  If to USA:
                                    USA Technologies, Inc.
                                    100 Deerfield Lane, Suite 140
                                    Malvern, Pennsylvania 19355
                                    Attn. Stephen P. Herbert, President

                  If to Honeywell:

                                    Honeywell DMC Services, L.L.C.
                                    5 East Stow Road
                                    Marlton, NJ 08053
                                    Attn. Mark Bowen, Vice President,
                                    Sales and Marketing

                  And Copy to:
                                    Honeywell DMC Services, L.L.C.
                                    Stonehill Corporate Center
                                    999 Broadway
                                    Saugus, MA 01906
                                    Attn: Contracts Department

      14. Applicable Law. The substantive laws of the State of New York (without regard to its conflicts of laws rules) shall govern the construction of this
Agreement and the rights and remedies of the parties hereto. The headings of the
Sections of this Agreement are for convenience only; they form no part of this
Agreement and shall not affect its interpretation. If any provision of this
Agreement is held to be invalid, the same shall not affect the remaining provisions of this Agreement which shall continue in full force and effect.

      15. Arbitration. All disputes, controversies, or misunderstandings whatsoever arising out of or in connection with this Agreement, shall be settled and resolved by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be convened in the City of New York, NY and shall be conducted by a single arbitrator. The costs and expenses of the arbitration, as well as the arbitrator's compensation shall be paid by the parties as shall be determined by the arbitrator. The parties intend that this Section shall survive the termination of this
Agreement. The decision and award of the arbitrator shall be final and binding upon the parties and judgment may be entered on the award in any court of competent jurisdiction.

      16. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the respective permitted successors and assigns of the parties hereto; provided, however, that neither USA nor Honeywell shall assign this Agreement in whole or in part without the prior written consent of the other. This Agreement constitutes the entire agreement between the parties hereto, and may only be amended or modified by a writing signed on behalf of the parties hereto.

      17. Press Release. Any press release or public announcement relating to this Agreement or the performance thereof, shall be submitted to the other party for review at least two (2) business days prior to the planned release. Each party shall obtain the other's written approval thereof prior to issuance, such approval not to be unreasonably withheld or delayed. Nothing set forth in the prior sentence shall limit or affect in any manner whatsoever, the party's compliance with any applicable securities laws or other regulatory requirements.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement on the day and year first above written.

USA TECHNOLOGIES, INC.              HONEYWELL DMC SERVICES,
                                    L.L.C.,
                                    a subsidiary of Honeywell International Inc.

By: /s/ Stephen P. Herbert          By: /s/ Kevin McDonough
    ----------------------          -----------------------
    Title: President / COO          Title: General Manager